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                                                                     EXHIBIT 4.2

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                          REGISTRATION RIGHTS AGREEMENT

                                 BY AND BETWEEN


                               KOMAG, INCORPORATED

                                       AND


                               FLEET NATIONAL BANK
                             F/K/A BANKBOSTON, N.A.

                                BANK OF MONTREAL

                            BEAR, STEARNS & CO. INC.

                           COMERICA BANK - CALIFORNIA

                            OLYMPUS SECURITIES, LTD.

                               NELSON PARTNERS LTD

                             THE BANK OF NOVA SCOTIA

                         UNION BANK OF CALIFORNIA, N.A.

                            LOEB PARTNERS CORPORATION

                        THE DAI-ICHI KANGYO BANK, LIMITED

           THE INDUSTRIAL BANK OF JAPAN, LIMITED, SAN FRANCISCO AGENCY

                  THE MITSUBISHI TRUST AND BANKING CORPORATION

                              SANWA BANK CALIFORNIA

                       THE FIRST NATIONAL BANK OF CHICAGO

                             THE FUJI BANK, LIMITED

                           THE SUMITOMO BANK, LIMITED



                            DATED AS OF MAY 25, 2000

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
                                TABLE OF CONTENTS


SECTION 1.   Definitions ............................................       1

SECTION 2.   Securities Subject to this Agreement ...................       2

              (a) Registrable Securities ............................       2
              (b) Holders of Registrable Securities .................       2

SECTION 3.   Piggyback Registrations ................................       3

              (a) Piggyback Registration ............................       3
              (b) Demand Registrations...............................       4

SECTION 4.   Registration Procedures ................................       5

SECTION 5.   Registration Expenses ..................................      10

SECTION 6.   Indemnification ........................................      11

              (a) Indemnification by Company ........................      11
              (b) Indemnification by Holder of Registrable Securities      12
              (c) Contribution ......................................      13

SECTION 7.   Rule 144 ...............................................      13

SECTION 8.   Participation in Underwritten Registrations ............      14

SECTION 9.   Miscellaneous ..........................................      14

              (a) Termination .......................................      14
              (b) No Inconsistent Agreements ........................      14
              (c) Adjustments Affecting Registrable Securities ......      14
              (d) Amendments and Waivers ............................      14
              (e) Notices ...........................................      15
              (f) Successors and Assigns ............................      15
              (g) Counterparts ......................................      16
              (h) Headings ..........................................      16
              (i) Governing Law .....................................      16
              (j) Severability ......................................      16
              (k) Entire Agreement ..................................      16


----------
       This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.



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       THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of May
25, 2000, and entered into by and between Komag, Incorporated, a Delaware corporation (the "Company"), and Fleet National Bank f/k/a BankBoston, N.A., Bank of Montreal, Bear Stearns & Co., Inc., Comerica Bank - California, Olympus Securities, Ltd., Nelson Partners, Ltd., The Bank of Nova Scotia, Union Bank of California, N.A., Loeb Partners Corporation, The Dai-Ichi Kangyo Bank, Limited, The Industrial Bank of Japan, Limited, San Francisco Agency, The Mitsubishi Trust and Banking Corporation, Sanwa Bank California, The First National Bank of Chicago, The Fuji Bank, Limited, and The Sumitomo Bank, Limited (collectively, "Banks").

       This Agreement is made pursuant to the Warrant Agreement dated as of the date hereof, between the Company and Banks (the "Warrant Agreement"). To induce Banks to enter into the Warrant Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

       The parties hereby agree as follows:

       SECTION 1. Definitions.

       As used in this Agreement, the following capitalized terms shall have the following meanings:

       Agent: Any Person authorized to act and who acts on behalf of a Bank with respect to the transactions contemplated by this Agreement.

       Common Stock: The common stock, $0.01 par value per share, of the Company.

       Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

       NASD: National Association of Securities Dealers, Inc.

       Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or other business entity, or a government or agency or political subdivision thereof.

       Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

       Registrable Securities: The Warrant Shares. Registrable Securities shall also include any securities which may be issued or distributed with respect to, or in exchange for, such Registrable Securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or similar transaction; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent
(i) a Registration Statement with respect to the sale of such Registrable Securities has been declared



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effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) such Registrable Securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company and they may be publicly resold without subsequent registration under the Securities Act or in compliance with Rule 144 thereunder; provided, further, however, that any securities that have ceased to be Registrable Securities cannot thereafter become Registrable Securities, and any securities that are issued or distributed in respect of securities that have ceased to be Registrable Securities are not Registrable Securities.

       Registration: A Piggyback Registration (as defined in Section 3(a)) or Demand Registration (as defined in Section 3(b)) of the Company's securities for sale to the public under a Registration Statement.

       Registration Expenses: See Section 6 hereof.

       Registration Statement: Any registration statement of the Company filed with the Securities and Exchange Commission under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

       Securities Act: The Securities Act of 1933, as amended from time to time.

       SEC: The Securities and Exchange Commission.

       Underwritten Registration or Underwritten Offering: A Registration in which securities of the Company are sold to an underwriter for reoffering to the public.

       Warrants: The Series A Common Stock Purchase Warrants and the Series B Common Stock Purchase Warrants both to purchase shares of Common Stock, issued and sold pursuant to the Warrant Agreement.

       Warrant Shares: Any shares of Common Stock issued or issuable upon exercise of any of the Warrants.

       SECTION 2. Securities Subject to this Agreement.

              (a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

              (b) Holders of Registrable Securities. Subject to Section 10(f), a Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or the Warrants.



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       SECTION 3. Registrations.

              (a) Piggyback Registrations.

                     (1) Participation. Subject to Section 3(a)(2) hereof, if at any time from and after the date hereof the Company proposes to file a Registration Statement under the Securities Act with respect to any offering of any of its securities of the same class as the Registrable Securities, whether or not by the Company for its own account (other than (i) a registration on Form S-4 or S-8 or any successor form to such Forms, or (ii) any registration of securities as it relates to an offering and sale by any employee stock plan or other employee benefit plan arrangement), then, as promptly as practicable, the Company shall give written notice of such proposed filing to each holder of Registrable Securities and such notice shall offer the holders of Registrable Securities the opportunity to register such number of Registrable Securities as each such holder may request (a "Piggyback Registration"). Subject to Section 3(b), the Company shall include in such Registration Statement all Registrable Securities requested within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder) to be included in the Registration for such offering pursuant to a Piggyback Registration. Each holder of Registrable Securities shall be permitted to withdraw all or part of such holder's Registrable Securities from a Piggyback Registration at any time prior to the earlier of the effective date or any request for the acceleration of the effective date thereof. The Company shall keep any Registration Statement filed pursuant to this
       Section 3(a)(1) current and effective for a period expiring on the earlier of six months from the effective date of such Registration Statement or until all of the Registrable Securities registered pursuant to this Section 3(a) have been sold. Notwithstanding the foregoing, in the event that, in the good faith judgment of the Company's Board of Directors, it is advisable to suspend use of the Prospectus due to impending corporate developments, public filings with the SEC or similar events, the Company shall deliver promptly a written certificate to each holder of Registrable Securities and the managing underwriters, if any, to the effect that the use of the Prospectus is to be suspended until the Company shall deliver a written notice that the use of the Prospectus may be resumed. Thereafter, the use of the Prospectus shall be suspended, and the Company shall not be required to maintain the effectiveness of, or amend or update the Registration Statement, or amend or supplement the Prospectus; provided, however, that the Company shall only be permitted to suspend the use of the Prospectus for a period not to exceed 45 days in any six-month period or two periods not to exceed an aggregate of 90 days in any 12-month period. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as soon as, in the good faith judgment of the Company's Board of Directors, disclosure of the material relating to such pending development, filing or event would not have a materially adverse effect on the Company. If the Company shall give any suspension notice pursuant to this Section 3(a)(1), the period contemplated by Section 4(b) hereof shall be extended by the number of days during such period from and including the date of giving notice to and including the date of giving such notice to and including the date when each holder of



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       Registrable Securities shall have received notice that the use of the
       Prospectus may be resumed.

                     (2) Underwriter's Cutback. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in the Registration for such offering under Section 3(a)(1) (the "Piggyback Securities"), to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, if the managing underwriter of any such proposed Underwritten Offering determines that marketing factors require a limitation of the number of securities to be underwritten, the managing underwriter may limit or exclude the amount of Registrable Securities to be included in the registration and underwriting as follows: the Company will include in such registration (i) first, all of the securities the Company proposes to sell and (ii) second, the Piggyback Securities and other securities sought to be registered, on a pro rata basis, based upon the number of securities sought to be registered by the holders of the Piggyback Securities and the holders of the other securities sought to be registered. If the managing underwriter makes such a determination, the Company shall promptly advise the holders of the Registrable Securities, in writing, that a limitation or inclusion of fewer than all of the Piggyback Securities is likely. If a reduction in the total amount of securities to be included in such offering is necessary as described in the prior sentence, the Company shall not treat the holders of the Piggyback Securities less favorably than directors, officers, controlling stockholders and their affiliates seeking piggyback registration rights.

       (b)    Demand Registrations.

                     (1) Obligation to File. At any time following the issuance of Warrants pursuant to the Warrant Agreement, promptly upon the written request of holders of a majority of the then outstanding Registrable Securities, the Company will use its reasonable best efforts to file with the SEC a Registration Statement under the Securities Act for the offering of all of the Registrable Securities which such holders request to be registered (the "Demand Registration"), provided, that the number of Registrable Securities to be registered (i) are not less than 200,000 or (ii) if less than 200,000, constitutes all of the remaining Registrable Securities. The Demand Registration shall be on an appropriate form and the Demand Registration and any form of prospectus included therein shall reflect such plan of distribution or method of sale as such holders notify the Company, including the sale of some or all of the Registrable Securities in a public offering. The Company shall use its reasonable best efforts to cause the Demand Registration to become effective, and, upon the request of any of such holders, keep the Demand Registration effective for up to 60 days, unless the distribution of securities registered thereunder has been earlier completed. During the period during which the Demand Registration is effective, the Company shall supplement or make amendments to the Demand Registration, if required by the Securities Act, including to reflect any specific plan of distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing. Notwithstanding the foregoing, the



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       Company shall have the right to delay any Demand Registration for a period of not more than 90 days after the date of any request to register the Registrable Securities pursuant to the Demand Registration, if, at the time of such request, the Company is preparing, or within ten days thereafter engages an underwriter, and commences in good faith to prepare, a Registration Statement for a public offering (other than a registration relating solely to employee benefit plans) which is in fact filed and becomes effective within 90 days after the date the holders of the Registrable Securities have provided the written registration request, or is engaged in any material acquisition or divestiture or other business transaction with a third party which the Board of Directors of the Company reasonably determines in good faith would be adversely affected by the Demand Registration to the material detriment of the Company.

                     (2) Number of Demand Registrations. The Company shall be obligated to effect, under this Section 3(b), (i) not more than two Demand Registrations during any 12 month period covering Registrable Securities issued or issuable within the two year period prior to the request for such Demand Registration, and (ii) not more than one Demand Registration during any 12 month period covering Registrable Securities issued more than two years before the request for such Demand Registration in the event that Rule 144 of the Securities Act does not permit such Registrable Securities to be freely tradeable by the purchasers thereof, provided, however, that, in any event, the Company shall not be obligated to effect more than one Demand Registration during the 12 month period after the Company files a Registration Statement on which holders of Registrable Securities that so elect are permitted to include as many Piggyback Securities as such holder desires without any reduction in the amount of such Piggyback Securities pursuant to paragraph 3(a)(2) hereof. A Demand Registration shall not be deemed to have been effected, nor shall it be sufficient to reduce the number of Demand Registrations available to the holders of Registrable Securities requesting a Demand Registration under this Section 3(b), if such registration cannot be used by holders of Registrable Securities for more than 120 days as a result of any stop order, injunction or other order of the SEC or other government authority for any reason other than an act or omission of such holders and all the Registrable Securities registered thereunder are not sold.

                     (3) Selection of Underwriters. Any and all underwriters or other agents involved in any sale of Registrable Securities pursuant to a Registration Statement contemplated by this Section 3(b) shall include such underwriter(s) or other agent(s) as selected by the holders of a majority of Registrable Securities being registered and approved of by the Company, which approval shall not be unreasonably withheld; provided that any affiliate of a holder requesting a Demand Registration shall in all events be approved by the Company.

       SECTION 4. Registration Procedures.

       In connection with the Company's registration obligations pursuant to
Section 3 hereof, the Company will use its commercially reasonable efforts to effect such registration to permit the sale



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of such Registrable Securities in accordance with the intended methods or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

              (a) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such holders and underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object within three days after such documents are delivered;

              (b) prepare and file with the SEC a Registration Statement or Registration Statements relating to the applicable Demand Registration or Piggyback Registration including all exhibits and financial statements required by the SEC to be filed therewith, and use its commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act; and prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations otherwise necessary to keep the Registration Statement effective for a period of not less than 180 days (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer; and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

              (c) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly;

                     (1) when the Prospectus or any Prospectus supplement or posteffective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                     (2) of any request by the SEC during the period of
              effectiveness for amendments or supplements to the Registration Statement or the Prospectus or for additional information relating to the Registration Statement,

                     (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,



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                     (4) if at any time the representations and warranties of
the Company contemplated by paragraph (n) below cease to be true and correct,

                     (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

                     (6) of the existence of any fact known which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

              (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

              (e) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold require to be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

              (f) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto) and such other documents as such selling holder and the underwriters, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder and underwriters, if any, but only while the Company shall be required under the provisions hereof to cause the Registration Statement to remain current;

              (g) prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling holder of Registrable Securities or any underwriter reasonably requests in writing and do any and all other acts or things reasonably



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

necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

              (h) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

              (i) use its commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the U.S. as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

              (j) if any fact contemplated by paragraph (c)(6) above shall exist, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, but only while the Company shall be required under the provisions hereof to cause the Registration Statement to remain current;

              (k) use its commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be quoted on the NASDAQ National Market or listed on each securities exchange on which similar securities issued by the Company are then listed;

              (l) enter into agreements (including underwriting agreements) and take all other appropriate actions that are reasonable, necessary and in typical form for such transactions in order to expedite or facilitate the disposition of such Registrable Securities.

The above shall be done at the effectiveness of such Registration Statement, each closing under any underwriting or similar agreement as and to the extent required thereunder and from time to time as may be requested by any selling holder in connection with the disposition of Registrable Securities pursuant to such Registration Statement, but only while the Company shall be required under the provisions hereof to cause the Registration Statement to remain current;



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              (m) make available for inspection at reasonable times and upon reasonable notice by a representative of the holders of a majority of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order; and

              (n) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any fiscal year) (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an Underwritten Offering, or, if not sold to underwriters in such an offering, (2) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods

              The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding itself, the Registrable Securities held by it and the distribution of such securities as the Company may from time to time reasonably request in writing, and shall take such commercially reasonable action as may be reasonably required in order to permit the Company and any underwriters to comply with all applicable requirements of the SEC and the NASD. Such provision of information and materials is a condition precedent to the obligations of the Company pursuant to this Agreement.

              Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 4(c)(3), 4(c)(4), 4(c)(5), 4(c)(6) or 4(j) hereof, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplate by Sections 4(c)(3), 4(c)(4), 4(c)(5), 4(c)(6) or 4(j) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods during which such Registration Statement shall be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Sections 4(c)(3), 4(c)(4), 4(c)(5), 4(c)(6) or 4(j) hereof or is advised in writing by the Company that the use of the Prospectus may be resumed.

       SECTION 5. Registration Expenses.

              (a) All expenses incident to the Company's performance of or compliance with this Agreement will be paid by the Company, regardless of whether the Registration Statement becomes effective, including without limitation:

                     (1) all registration and filing fees (including all filings required to be made with the SEC and the NASD;

                     (2) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate);

                     (3) printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectus), messenger, telephone and delivery expenses;

                     (4) fees and disbursements of counsel for the (i) Company,
       (ii) the underwriters and (iii) the sellers of the Registrable Securities (subject to the provisions of Section 6(b) hereof);

                     (5) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                     (6) fees and disbursements of underwriters (including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD, but excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any Person other than the Company, the underwriters and the selling holders);

                     (7) securities acts liability insurance if the Company so desires or if the underwriters or selling holders of a majority of the Registrable Securities so require; and

                     (8) fees and expenses of other Persons retained by the Company,

(all such expenses being herein called "Registration Expenses").

              The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

              (b) In connection with each Registration Statement required hereunder, the Company will reimburse the holders of Registrable Securities being registered pursuant to such Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the holders of a majority of such Registrable Securities.

       SECTION 6. Indemnification.

              (a) Indemnification by Company. The Company agrees to indemnify and hold harmless each holder of Registrable Securities, its officers, directors, employees and Agents and each Person who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arises out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by or on behalf of such holder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any such Registration Statement or Prospectus or preliminary prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to such Registration Statement or Prospectus or preliminary prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus or preliminary prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus or preliminary prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the Person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such holder. The indemnity will be in addition to any liability which the Company may otherwise have. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Holders of Registrable Securities.

              If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and has failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company or (c) such Indemnified Holder shall have been advised in writing by counsel that there is a conflict of interest between such Indemnified Holder and the Company or that there are additional defenses or claims that it may assert that are adverse to or not in the interest of the Company and separate counsel is required to represent such interests (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding for which the Company received notice hereunder, the Company agrees to indemnify and hold harmless such Indemnified Holder from and against any loss or liability by reason of such settlement or judgment.

              (b) Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities agrees to indemnify and holder harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information relating to such holder furnished in writing by such holder expressly for use in any Registration Statement or Prospectus, or any amendment thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or directors or officers or any such controlling person, in respect of which indemnity may be sought against a holder of Registrable Securities, such holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each holder by the preceding paragraph. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the gross amount of the proceeds (before expenses and commissions) from the sale of Registrable Securities by such holder giving rise to such indemnification obligation.

              The Company and each holder of Registrable Securities shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Person specifically for inclusion in any Prospectus or Registration Statement or any amendment or supplement thereto, or any preliminary prospectus.

              (c) Contribution. If the indemnification provided for in this
Section 7 is unavailable to an indemnified party under Section 7(a) or Section 7(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, subject to the limitations set forth in the second paragraph of Section 7(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

              The Company and each holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(c), an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder or its affiliated Indemnified Holder, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       SECTION 7. Rule 144.

       The Company covenants that it will file the reports required to be filed by it under the Securities Acts and the Exchange Act and rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities made after the first anniversary of the date hereof, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it had complied with such information and requirements.

       SECTION 8. Participation in Underwritten Registrations.

              No Person may participate in any Underwritten Registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

       SECTION 9. Miscellaneous.

              (a) Termination. The registration rights set forth in this Agreement shall terminate (a) at any time, upon mutual agreement in writing of the Parties hereto or (b) upon such time as all of the Registrable Securities then held by the parties hereto can be sold by such parties in a three-month period in accordance with Rule 144 under the Securities Act. Notwithstanding the foregoing, the obligations of each party to this Agreement pursuant to Section 12 hereof, shall survive the termination of registration rights sets forth in this Agreement.

              (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

              (c) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would (i) adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) adversely affect the marketability of such Registrable Securities in any such registration.

              (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and holders of at least a majority of the outstanding Registrable Securities affected by such amendment. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by the holders of a majority of the Registrable Securities being sold.

              (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                     (i) if to a holder of Registrable Securities, at the most
              current address given by such holder to the Company in accordance with the provisions of this Section 10(e).

                     With a copy to:

                            Stroock & Stroock & Lavan LLP
                            2029 Century Park East, 16th Floor
                            Los Angeles, California 90067
                            Facsimile: 310-556-5959
                            Attention: Gregory A. Bray, Esq.

                     (ii) if to the Company, initially to:

                            Komag, Incorporated
                            1710 Automation Parkway
                            San Jose, California 95131-1873
                            Facsimile:  408-944-9234
                            Attention: Chief Financial Officer

                     and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 10(e),

                     With a copy to:

                            Wilson Sonsini Goodrich & Rosati
                            650 Page Mill Road
                            Palo Alto, California 94304-1050
                            Facsimile: 650-493-6811
                            Attn: Alan K. Austin, Esq.

              All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

              (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent permitted holders of Registrable Securities.

              (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

              (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

              (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                           [Signature Pages To Follow]

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



KOMAG, INCORPORATED




By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
1710 Automation Parkway
San Jose, California 95131-1873
Facsimile: (408) 944-9234
Attention:  Chief Financial Officer


FLEET NATIONAL BANK f/k/a BANKBOSTON, N.A., as Restructure Agent and as a Restructure Lender



By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
100 Federal Street, Mail Stop 01-06-01
Boston, MA 02110
Facsimile:  (617) 434-4775
Attention:  Donald Sheehan


BANK OF MONTREAL, as a Restructure Lender



By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
115 S. LaSalle Street, 12 West
Chicago, IL 60603
Facsimile:  (312) 750-6057
Attention:  Jack J. Kane

BEAR, STEARNS & CO. INC.,
as a Restructure Lender



By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
245 Park Avenue
New York, New York  10167
Facsimile:  (212) 272-8102
Attention:
          -------------------------------------------

COMERICA BANK - CALIFORNIA,
as a Restructure Lender



By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
55 Almaden Boulevard
Mail Code: 4041
San Jose, California  95113
Facsimile: (408) 556-5855
Attention:  Carol A. Palestro


OLYMPUS SECURITIES, LTD.,
as a Restructure Lender


By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
c/o Citadel Investment Group, LLC
225 West Washington Street, 9th Floor
Chicago, Illinois  60606
Facsimile:  (312) 368-4650
Attention:  Bradford Couri

NELSON PARTNERS LTD.,
as a Restructure Lender


By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
c/o Citadel Investment Group, LLC
225 West Washington Street, 9th Floor
Chicago, Illinois  60606
Facsimile:  (312) 368-4650
Attention:  Bradford Couri


THE BANK OF NOVA SCOTIA,
as a Restructure Lender



By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
One Liberty Plaza
New York, New York 10006
Facsimile:  (212) 225-5205
Attention:  Norm Gillespie


UNION BANK OF CALIFORNIA, N.A.,
as a Restructure Lender



By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
350 California Street, 7th Floor
San Francisco, California  94104
Facsimile:  (415) 705-7390
Attention:  Christiana Creekpaum

LOEB PARTNERS CORPORATION,
as a Restructure Lender



By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
61 Broadway, 24th Floor
New York, New York  10006
Facsimile:  (212) 574-2003
Attention:  Robert Grubin


THE DAI-ICHI KANGYO BANK, LIMITED,
as a Restructure Lender



By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
Corporate Finance Department I
One World Trade Center, Suite 4911
New York, NY 10048
Facsimile:  (212) 912-1879
Attention:  Nelson Chang


THE INDUSTRIAL BANK OF JAPAN, LIMITED,
SAN FRANCISCO AGENCY,
as a Restructure Lender



By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
555 California Street, Suite 3110
San Francisco, California  94104
Facsimile:  (415) 982-1917
Attention:  Joseph A. Endoso

THE MITSUBISHI TRUST AND BANKING CORPORATION, as a Restructure Lender



By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
520 Madison Avenue, 26th Floor
New York, NY 10022
Facsimile:  (212) 644-6825
Attention:  Daniel Chang


SANWA BANK CALIFORNIA,
as a Restructure Lender



By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
444 Market Street, 22nd Floor
San Francisco, CA 94111
Facsimile:  (415) 597-5491
Attention:  George Vetek


THE FIRST NATIONAL BANK OF CHICAGO,
as a Restructure Lender



By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
The First National Bank of Chicago
c/o Bank One
Western Region Managed Assets
AZ1-1283
201 N. Central Avenue
Phoenix, AZ 85004-2267
Facsimile:  (602) 221-1737
Attention:  Dennis Warren

THE FUJI BANK, LIMITED,
as a Restructure Lender



By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
333 South Hope Street
Los Angeles, CA  90071
Facsimile:  (213) 253-4178
Attention:
          -------------------------------------------

THE SUMITOMO BANK, LIMITED,
as a Restructure Lender


By:
   --------------------------------------------------
Title:
      -----------------------------------------------

Address:
555 California Street, Suite 3350
San Francisco, California  94104
Facsimile:  (415) 398-3580
Attention:  Azar Shakeri